                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             PPG INDUSTRIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                     LOGO
                                    OF PPG

   PPG Industries, Inc.    One PPG Place    Pittsburgh, Pennsylvania 15272

                                                                  March 9, 1998

DEAR SHAREHOLDER:

  You are cordially invited to attend the Annual Meeting of Shareholders of PPG Industries, Inc. to be held on Thursday, April 16, 1998, in The Westin William Penn Hotel, William Penn Place, Pittsburgh, Pennsylvania. This year the Meeting will begin at 11:00 A.M. instead of the usual 2:00 P.M. starting time. We look forward to greeting personally those shareholders who will be able to be present.

  This booklet includes the notice of the Annual Meeting and the Proxy Statement, which contains information about the business of the Annual Meeting and about your Board of Directors and its committees and certain executive officers. This year you are being asked to elect four Directors and to elect Auditors.

  It is important that your shares be represented at the Annual Meeting. You are, therefore, urged to complete, date and sign the accompanying Proxy and Voting Instruction Card and return it promptly in the reply envelope provided, whether or not you plan to attend personally.

                                               Sincerely yours,

                                               /s/ Raymond W. LeBoeuf

                                               Raymond W. LeBoeuf
                                               Chairman of the Board

                             PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 16, 1998

  Notice is hereby given that the Annual Meeting of Shareholders of PPG Industries, Inc. will be held on Thursday, April 16, 1998, at 11:00 A.M., prevailing time, in THE WESTIN WILLIAM PENN HOTEL, WILLIAM PENN PLACE, PITTSBURGH, PENNSYLVANIA, for the purpose of considering and acting upon the following:

    1. The election of four Directors; and

    2. The election of Auditors.

  Only shareholders of record of the Company as of the close of business on February 17, 1998, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

  Admission to the Meeting will be by Admission Card only. If you are a shareholder of record or a Savings Plan participant and plan to attend, you may obtain an Admission Card by marking the box provided on the Proxy and Voting Instruction Card. If your shares are not registered in your name, please advise the shareholder of record (your bank, broker, etc.) that you wish to attend. That firm will request an Admission Card for you or provide you with evidence of your ownership that will gain you admission to the Meeting.

H. Kennedy Linge, Secretary

                                                        Pittsburgh,
                                                        Pennsylvania
                                                        March 9, 1998

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272
                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 16, 1998

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Voting Securities..........................................................   2
Election of Directors......................................................   5
  Committees of the Board..................................................   8
  Compensation of Directors................................................  10
  Other Transactions.......................................................  11
Compensation of Executive Officers.........................................  11
  Compensation Committee Report on Executive Compensation..................  11
  Summary of Named Executives' Compensation................................  16
  Option Grants............................................................  17
  Option Exercises and Fiscal Year-End Values..............................  21
  Retirement Plans.........................................................  21
  Change In Control Arrangements...........................................  23
  Shareholder Return Performance Graph.....................................  24
Election of Auditors.......................................................  25
Miscellaneous..............................................................  25
  Vote Required............................................................  25
  Solicitation Costs.......................................................  26
  Shareholder Proposals....................................................  26
  Section 16(a) Beneficial Ownership Reporting Compliance..................  26
  Other Matters............................................................  27

                             PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272
                                PROXY STATEMENT
                ANNUAL MEETING OF SHAREHOLDERS--APRIL 16, 1998

  This Proxy Statement is being mailed to the shareholders of PPG Industries, Inc. (hereinafter sometimes called "PPG" or the "Company") on or about March 9, 1998, in connection with the solicitation of proxies by the Board of Directors of the Company (hereinafter sometimes called the "Board of Directors" or the "Board"). Such proxies, which may be given in the form of the accompanying Proxy and Voting Instruction Card, will be voted at the Annual Meeting of Shareholders of the Company (hereinafter sometimes called the "Meeting") to be held on Thursday, April 16, 1998, at 11:00 A.M., prevailing time, in THE WESTIN WILLIAM PENN HOTEL, WILLIAM PENN PLACE, PITTSBURGH, PENNSYLVANIA and at any adjournment thereof. Proxies may be revoked at will before they have been exercised, but the revocation of a proxy will not be effective until written notice thereof has been given to the Secretary of the Company.
                              ------------------
                               VOTING SECURITIES

  As of the close of business on February 17, 1998, there were outstanding 177,493,327 shares of the Common Stock of the Company, par value $1.66 2/3 per share (hereinafter sometimes called the "Common Stock"), the only class of voting securities of the Company outstanding. Only shareholders of record as of the close of business on February 17, 1998, are entitled to notice of, and to vote at, the Meeting. Except with respect to the election of Directors, each such shareholder is entitled to one vote for each share so held. With respect to the election of Directors, the right of cumulative voting exists. That right permits each shareholder to multiply the number of shares the shareholder is entitled to vote by the number of Directors to be elected in order to determine the number of votes the shareholder is entitled to cast for nominees, and, then, to cast all or any number of such votes for one nominee or to distribute them among any two or more nominees. The proxies solicit discretionary authority to vote cumulatively.

  Set forth below is certain information with respect to the beneficial ownership of shares of Common Stock, and ownership of Common Stock Equivalents, as of February 17, 1998, by certain persons, including (i) the nominees for Directors, the continuing Directors, one of whom is the Chief Executive Officer of the Company (hereinafter sometimes called the "CEO"), Jerry E. Dempsey, who retired as CEO in 1997, and the four other most highly compensated Executive Officers (as defined under the Securities and Exchange Act of 1934) of the Company (in addition to the CEO and the retired CEO) and (ii) such persons and all other Executive Officers, as a Group.

                                Shares of Beneficially Owned Common Stock and
                                        Common Stock Equivalents (/1/)
                               ------------------------------------------------
                               Beneficially Owned   Common Stock
               Name            Common Stock (/2/) Equivalents (/3/) Total (/4/)
               ----            ------------------ ----------------- -----------
   Raymond W. LeBoeuf.........       347,059            33,589         380,648
   Erroll B. Davis, Jr. ......         1,107             3,256           4,363
   Michele J. Hooper..........         1,600             1,267           2,867
   Allen J. Krowe.............         4,000            10,249          14,249
   Ned C. Lautenbach..........         1,000                72           1,072
   Steven C. Mason............         2,000             8,338          10,338
   Harold A. McInnes..........         2,400            10,266          12,666
   Robert Mehrabian...........         2,000             6,180           8,190
   Vincent A. Sarni...........       287,583               647         288,230
   Thomas J. Usher............         1,000               528           1,528
   David G. Vice..............         7,000             4,147          11,147
   David R. Whitwam...........         2,000             8,165          10,165
   Jerry E. Dempsey...........       325,838                 0         325,838
   E. Kears Pollock...........       169,699            19,587         189,286
   Frank A. Archinaco.........       172,141             7,627         179,768
   William H. Hernandez.......       145,554             5,364         150,918
   Russell L. Crane...........       118,502            16,660         135,162
   All of the above and all
    other
    Executive Officers as a
    Group (/5/)...............     1,769,579           144,176       1,913,755

---------
(1) Each of the named owners has sole voting power and sole investment power as to all of the shares beneficially owned by him or her with the exception of
    (i) shares held by certain of them jointly with, or directly by, their spouses and (ii) the Common Stock Equivalents which are shown in the second column and described more fully below and which have no voting power.

(2) Shares of Common Stock considered to be "Beneficially Owned" include both Common Stock actually owned and shares of Common Stock as to which there is a right to acquire ownership on, or within sixty days of, February 17, 1998. Neither any of the identified beneficial owners nor all of the identified beneficial owners and all other Executive
   Officers as a Group, holds more than 1% of the shares of Common Stock Beneficially Owned. Of the shares shown, 238,238, 188,193, 295,082,
   124,612, 117,327, 137,121 and 92,594 of the shares of Messrs. LeBoeuf,
   Sarni, Dempsey, Pollock, Archinaco, Hernandez and Crane, respectively, and 1,327,982 of the shares held by all of the identified beneficial owners named above and all other Executive Officers as a Group are shares as to which the owner has the right to acquire ownership on, or within sixty days of, February 17, 1998, upon the exercise of Options granted under the PPG Industries, Inc. Stock Plan (sometimes also referred to in this Proxy Statement as the "Stock Plan" or the "Plan").

(3) Certain Directors hold Common Stock Equivalents in their accounts in the Directors' Common Stock Plan and in their accounts in the Deferred Compensation Plan for Directors (which plans are described under "Compensation of Directors" below). Certain Executive Officers hold Common Stock Equivalents in their accounts in the Company's Deferred Compensation Plan as a result of their deferral of salary under that plan or their deferral of awards made to them under the Company's Incentive Compensation and Deferred Income Plan for Key Employees (the "Incentive Compensation Plan") and the 1984 Earnings Growth Plan. Common Stock Equivalents are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock. Common Stock Equivalents earn dividend equivalents until the Common Stock Equivalents are paid, but they carry no voting rights or other rights afforded to a holder of Common Stock.

(4) This is the sum of the Beneficially Owned Common Stock and the Common Stock Equivalents as shown in the previous two columns.

(5) The Group consists of nineteen persons: the eight Executive Officers of the Company as of February 17, 1998 (Messrs. LeBoeuf, Pollock, Archinaco, Hernandez and Crane and Messrs. C. E. Bunch, J.C. Diggs and G.W. Weber), Mr. Dempsey as retired CEO, the four nominees for Directors and the six continuing Directors who are not Executive Officers.

                             ELECTION OF DIRECTORS

  Four Directors are to be elected to a class which will serve until the year 2001 and until their successors have been elected and qualified or their earlier retirement or resignation. It is intended that the shares represented by each proxy will be voted cumulatively, in the discretion of the proxies, for the nominees for Directors set forth below, each of whom is an incumbent, or for any substitute nominee or nominees designated by the Board of Directors in the event any nominee or nominees become unavailable for election. The principal occupations of, and certain other information regarding, the nominees and the continuing Directors are set forth below.
                                --------------
           Nominees to Serve in the Class whose Term Expires in 2001
                                --------------

                ERROLL B. DAVIS, JR., President and Chief Executive Officer, Wisconsin Power and Light Company and WPL Holdings, Inc. Mr. Davis, 53, has been a Director of PPG since 1994. He has been President of Wisconsin Power and Light Company, an electric, gas and water utility company, since 1987, and Chief Executive Officer since 1988. He has been President and Chief Executive Officer of WPL Holdings, Inc., the parent company of Wisconsin Power and Light Company, since 1990. He is also a director of Amoco Corporation and WPL Holdings, Inc.
 PHOTO

                ALLEN J. KROWE, Retired Director and Vice Chairman, Texaco Inc. Mr. Krowe, 65, has been a Director of PPG since 1987. He was Vice Chairman of Texaco Inc., an international petroleum company, from 1993 until his retirement in July, 1997, having served as Chief Financial Officer from 1988 to 1994. He is also a director of I.B.J. Schroder Bank & Trust Company and Navistar International Corporation.
 PHOTO

                ROBERT MEHRABIAN, Senior Vice President and Segment Executive, Allegheny Teledyne Inc. Dr. Mehrabian, 56, has been a Director of PPG since 1992. He has been Senior Vice President and Segment Executive of Allegheny Teledyne Inc., a manufacturer of specialty metals, aerospace, electronics, industrial and consumer products, since August, 1997. From 1990 until July, 1997 he was President of Carnegie Mellon University, an educational institution. He is also a director of Allegheny Teledyne Inc., Mellon Bank Corporation, Mellon Bank N.A. and BEI Technologies, Inc.
 PHOTO

                NED C. LAUTENBACH, Senior Vice President and Group Executive, Worldwide Sales and Distribution, IBM Corporation. Mr. Lautenbach, 54, has been a Director of PPG since November, 1997. He was named Senior Vice President in 1992 and Chairman of IBM World Trade Corporation from 1993 to 1995, and has been a member of the Corporate Executive Committee since 1994. IBM is a producer of information processors, OEM hardware and software. He is also a director of Eaton Corporation.
 PHOTO
                                --------------
                  Continuing Directors--Term Expires in 1999
                                --------------

                MICHELE J. HOOPER, President, International Business Group, Caremark International, Inc. (a subsidiary of Medpartners, Inc.). Ms. Hooper, 46, has been a Director of PPG since 1995. She has been Corporate Vice President of Caremark International, Inc., an alternative-site health care provider, since 1993, and President, International Business Group of Caremark International, Inc. since 1992 when Caremark International, Inc. was spun off from Baxter Healthcare International. She is also a director of Dayton Hudson Corporation and The Seagram Company Ltd.
 PHOTO

                RAYMOND W. LEBOEUF, Chairman of the Board and Chief Executive Officer, PPG Industries, Inc. Mr. LeBoeuf, 51, has been a Director of PPG since 1995 when he also became President and Chief Operating Officer of the Company. He served as Executive Vice President from April, 1994 to December, 1995, Vice President, Coatings and Resins from March, 1994 to April, 1994, and Vice President, Finance and Chief Financial Officer from 1988 until March, 1994. He is also a director of Praxair, Inc.
 PHOTO

                VINCENT A. SARNI, Retired Chairman of the Board and Chief Executive Officer, PPG Industries, Inc. Mr. Sarni, 69, has been a Director of PPG since 1984. He was Chairman of the Board and Chief Executive Officer of PPG from 1984 until his retirement in 1993. He is also a director of Hershey Foods Corp., The LTV Corporation and PNC Bank Corp.
 PHOTO

                DAVID G. VICE, Retired Vice-Chairman, Products and Technology, Northern Telecom Limited. Mr. Vice, 64, has been a Director of PPG since 1988. He was Vice-Chairman, Products and Technology, of Northern Telecom Limited, a telecommunications systems company, from 1990 until his retirement in 1992. He is also a director of Sun Life Assurance Company of Canada and Stackpole Limited.
 PHOTO
                                --------------
                  Continuing Directors--Term Expires in 2000
                                --------------

                STEVEN C. MASON, Retired Chairman of the Board and Chief Executive Officer, Mead Corporation. Mr. Mason, 62, has been a Director of PPG since 1990. He was Chairman of the Board and Chief Executive Officer of Mead Corporation, a forest products company, from 1992 until his retirement in November, 1997. He is also a director of Cincinnati Bell Inc. and The Elder-Beerman Stores Corp.
 PHOTO

                THOMAS J. USHER, Chairman of the Board and Chief Executive Officer, USX Corporation. Mr. Usher, 55, has been a Director of PPG since 1996. He has been Chairman of the Board and Chief Executive Officer of USX Corporation, a major producer of energy and metal products, since 1995. He served as President of the U.S. Steel Group from 1991 until 1994 and as President and Chief Operating Officer of USX from 1994 until 1995. He is also a director of PNC Bank Corp. and Transtar, Inc.
 PHOTO

                DAVID R. WHITWAM, Chairman of the Board and Chief Executive Officer, Whirlpool Corporation. Mr. Whitwam, 56, has been a Director of PPG since 1991. He has been Chairman of the Board and Chief Executive Officer of Whirlpool Corporation, a manufacturer and distributor of household appliances and related products, since 1987.
 PHOTO

COMMITTEES OF THE BOARD

  The Board of Directors has appointed several standing committees, including an Audit Committee, a Nominating and Governance Committee and an Officers-Directors Compensation Committee. During 1997, the Board held nine meetings, while the Audit Committee held three meetings, the Nominating and Governance Committee five meetings and the Officers-Directors Compensation Committee three meetings. The average attendance at meetings of the Board and Committees of the Board during 1997 was over 95%. Descriptions of the Audit, Nominating and Governance and Officers-Directors Compensation Committees are set forth below. None of the members of those Committees is a past or present employee or Officer of the Company.

  Audit Committee--The functions of the Audit Committee are primarily to review with the independent public accountants and the Company's officers and internal auditors their respective reports and recommendations concerning audit findings and the scopes of and plans for their future audit programs, and to review audits, annual financial statements, accounting and financial controls and compliance with appropriate codes of conduct. The Audit Committee also recommends to the Board of Directors the independent public accountants to be recommended for election annually by the shareholders. The members of the Audit Committee are Erroll B. Davis, Jr., Michele J. Hooper, Allen J. Krowe, Steven C. Mason, Robert Mehrabian and David G. Vice.

  Nominating and Governance Committee--The Nominating and Governance Committee recommends to the Board of Directors the persons to be nominated by the Board to stand for election as Directors at each Annual Meeting of Shareholders, the person or persons to be elected by the Board to fill any vacancy or vacancies in its number, the persons to be elected by the Board to be Chairman of the Board, Vice Chairman of the Board, President and the Executive Officers of the Company, actions to be taken regarding the structure, organization and functioning of the Board, and the persons to serve as members of the standing committees of, and certain committees appointed by, the Board. The Nominating and Governance Committee also annually reports to the Board the Committee's assessment of the performance of the Board as a whole. The members of the Nominating and Governance Committee are Michele J. Hooper, Allen J. Krowe, Harold A. McInnes, Robert Mehrabian, Thomas J. Usher and David R. Whitwam.

  The Company's bylaws provide that nominations for persons to stand for election as Directors may be made by holders of record of Common Stock entitled to vote in the election of the Directors to be elected provided that a nomination may be made by a shareholder at a meeting of shareholders only if written notice of such nomination is received by the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, on the third Thursday in April, ninety days prior to such Annual Meeting and (ii) with respect to an election to be held at an Annual Meeting of Shareholders on a date other than the third Thursday in April, or an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each notice of nomination from a shareholder must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated by the Board of Directors; and (e) the written consent of each nominee, signed by such nominee, to serve as a Director of the Company if so elected.

  Officers-Directors Compensation Committee--The Officers-Directors Compensation Committee approves, adopts, administers, interprets, amends, suspends and terminates the compensation plans of the Company applicable to, and fixes the compensation and benefits of, all Officers of the Company serving as Directors of the Company (currently only Mr. LeBoeuf) and all Executive Officers of the Company. The members of the Officers-Directors Compensation Committee are Erroll B. Davis, Jr., Steven C. Mason, Harold A. McInnes, Thomas J. Usher, David G. Vice and David R. Whitwam.

COMPENSATION OF DIRECTORS

  Directors who are not also Officers receive a basic annual retainer of $30,000 and a fee of $1,000 for each Board or Committee meeting they attend. In addition, the members of the Audit Committee receive an annual retainer of $4,000 while the members of the Nominating and Governance and Officers-Directors Compensation Committees receive an annual retainer of $3,000 for each Committee. The Chairman of each Committee receives an additional $1,000 annually. Any Director who is also an Officer receives no compensation as a Director.

  Under the Company's Deferred Compensation Plan for Directors, each Director must defer receipt of such compensation as the Board mandates. Currently, the Board mandates deferral of one-third of each payment of the basic annual retainer of each Director. Each Director may also elect to defer the receipt of (i) an additional one-third of each payment of the basic annual retainer,
(ii) all of the basic annual retainer or (iii) all compensation. All deferred payments are held in the form of Common Stock Equivalents and earn dividend equivalents until paid. Payments will be made in the Common Stock of the Company (and cash as to any fractional Common Stock Equivalents). Common Stock Equivalents are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock. Common Stock Equivalents carry no voting rights or other rights afforded to a holder of Common Stock.

  Under the Directors' Common Stock Plan, each Director who neither is nor was an employee of the Company and who serves on the Board of Directors as of the day following each Annual Meeting of Shareholders is credited with Common Stock Equivalents worth one-half of the Director's basic annual retainer. No more than ten annual credits may be made for the account of any Director. Directors who were less than ten years from age 70 on the day following the 1988 Annual Meeting of shareholders were credited with $10,000 worth of Common Stock Equivalents for each prior year of service as a Director, but the number of such years of prior service for which such credits were made, plus the number of annual credits expected to be made on a Director's behalf through age 70, did not exceed ten. The Common Stock Equivalents held in each Director's account earn dividend equivalents until paid. Upon termination of service, the Common Stock Equivalents held in a Director's account will be paid in Common Stock (and cash as to any fractional Common Stock Equivalents) in annual installments to the Director, or the Director's spouse in the event of the Director's death. The number of installments shall be equal to the Director's number of full years of service as a Director, not to exceed ten. Common Stock Equivalents under the Directors' Common Stock Plan are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock. Common Stock Equivalents carry no voting rights or other rights afforded to a holder of Common Stock.

  As part of its overall program to promote charitable giving, the Company has established a Directors' charitable award program funded by insurance policies on the lives of Directors. Each of the Company's Directors participates in the program. Upon the death of an individual Director, the Company will donate an amount up to and including a total of $1 million to one or more qualifying charitable organizations designated by such Director and approved by the Company. The Company will subsequently be reimbursed from the proceeds of the life insurance policies. Individual Directors derive no financial benefit from this program since all charitable deductions accrue solely to the Company.

OTHER TRANSACTIONS

  PPG and its subsidiaries purchase products and services from, and/or sell products and services to, companies of which certain of the Directors of PPG are executive officers or were executive officers during 1997. PPG does not consider the amounts involved in such transactions material. Such purchases from, and sales to, each company in 1997 involved less than 1% of the consolidated gross revenues for 1997 of either party to such transactions and all of such transactions were in the ordinary course of business. Some of such transactions are continuing, and it is anticipated that similar transactions will recur from time to time.

                      COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Officers-Directors Compensation Committee of the Board of Directors (sometimes referred to in this Report as the "Committee") is responsible for determining and administering the policies which govern the executive compensation programs of the Company. The Committee, which consists entirely of independent outside Directors, met three times in 1997 to establish Company performance goals, base salary pay levels and target annual bonus awards, to approve annual bonus payments and to establish and approve long-term incentives for the CEO, the retired CEO and the other four executives named in the Summary Compensation Table on page 16 (collectively, the "Named Executives") and certain other Officers of the Company.

Philosophy

  The philosophy of the Committee is that the interests of the Company and its shareholders require attracting and retaining the best possible executive talent, motivating executives to achieve goals which support business strategies and linking executive and shareholder interests. The Committee believes this is generally best accomplished by compensating the CEO and other

Executive Officers (referred to collectively in this Proxy Statement as the "Executives") competitively while having a significant portion of their total compensation variable and related to the performance of the Company against established goals and to their overall personal performance in directing the enterprise. The Committee also utilizes equity based plans for a portion of compensation to link executive and shareholder interests.

Annual Compensation Programs

  The levels of base salary and target annual bonuses for the Executives, including the Named Executives, are established annually under a program also applicable to other professional associates. Total annual compensation is targeted at the median of a group of large industrial companies for which compensation data are available through an independent consulting firm. The Committee believes that the most direct competitors for executive talent are not necessarily the companies that are included in the Dow Jones Industrial Diversified Index. Thus, the companies compared for annual compensation purposes and the companies compared for long-term compensation purposes are not the same as the companies included in the index used in the Comparison of Five-Year Cumulative Total Shareholder Return graph on page 24.

  The Executives' base salaries are maintained below the median of the salary range midpoints of comparison data. Annual bonus awards under the Company's Incentive Compensation Plan are then targeted at a level that, when combined with base salaries, approximates the median base salary and annual bonus paid by companies represented in the salary data. Competitive total compensation is achieved when target performance is met but with a larger percent of pay at risk than is the case in the comparison companies.

  Total annual compensation should exceed the median of the comparison data when Company financial performance exceeds targets established by the Committee and individual performance contributes to meeting strategic objectives of the Company. Total annual compensation should be below the median of the comparison data when Company financial performance does not meet targets and/or individual performance does not have a positive effect on strategic objectives.

  The financial performance targets established by the Committee are based on sales growth, Return on Capital (ROC) and cash return on capital. Certain one-time accounting adjustments are not included in determining ROC and cash return on capital. Bonus awards are calculated using these financial targets and an assessment of personal performance related to achievement of strategic objectives of the Company. The personal performance rating of the CEO and the retired CEO is determined by the Committee and the other Executives are rated by the CEO.

  Final awards are subject to the discretion of the Committee as permitted in the Incentive Compensation Plan approved by the shareholders. If minimum thresholds of sales growth, ROC, and cash return on capital are not achieved, no awards are granted by the Committee. The Committee has traditionally determined that 20% of the annual bonus award be paid in Common Stock of the Company to build ownership levels and to align the interests of the Executives more closely with those of the shareholders.

 Long-Term Incentive Program

  The Committee has established a long-term incentive program that motivates key employees to invest in the stock of the Company and to cause the Company to grow and profit, provides compensation levels competitive with opportunities available elsewhere in industry and encourages key employees to continue in the employ of the Company.

  Long-term incentives are currently provided under the PPG Industries, Inc. Stock Plan which has been approved by shareholders and provides for the granting of stock options to key management employees. Option grants are established each year to be competitive with long-term incentive data for large companies identified by an independent compensation consulting firm as potential competitors for executive talent. The number of stock options granted to each executive is determined so that an estimate of potential value of the options when combined with annual compensation discussed above will approximate total annual and long-term compensation paid to executives in the comparison companies. The number of option shares granted is not determined by past Company performance and is not dependent on the number granted in the past or the number presently held. The options are performance related since the value of the option is ultimately determined by the future performance of the Company as reflected by stock price.

  Also, as shown in the Option/SAR Grants in Last Fiscal Year table and related footnotes on pages 18, 19 and 20, the Named Executives exercised existing options in a manner entitling them to receive Restored Options under the Restored Option provisions of the Stock Plan. The Restored Option provisions encourage Optionees to exercise options earlier during the option term, thereby building stock ownership to better align their interests with the interests of shareholders.

CEO Compensation

  Mr. LeBoeuf was elected CEO effective on July 1, 1997, and Chairman and CEO on November 1, 1997, succeeding Mr. Dempsey. Mr. LeBoeuf's base salary in 1997 increased by 33% over the amount he received in 1996. This change reflects his promotion to CEO and subsequently to Chairman and CEO and the base compensation appropriate to those positions as determined according to the competitive salary program described above. Consistent with the Company's philosophy, the fixed salary portion of Mr. LeBoeuf's compensation is below the median base salary paid by the comparison companies. His annual bonus for 1997 was determined 80% on performance of the Company against financial goals and 20% on personal performance against non-financial goals related to strategic objectives of the Company. Financial goals were weighted equally related to sales growth, ROC and cash return on capital. The financial performance of the Company in 1997 was on target for ROC and cash return on capital goals, excluding acquisitions. The sales growth goal was not met. The Committee rated Mr. LeBoeuf's 1997 performance toward achieving strategic objectives related to the corporate reorganization, management transition, growth initiatives, strategic planning, capital allocation, responsiveness to PPG's shareholders and the general management of corporate issues as meeting requirements. Mr. LeBoeuf's 1997 annual bonus was slightly below the established target level.

  Mr. Dempsey retired as Chairman and CEO on November 1, 1997. His base salary was paid for ten months of active employment. On a prorated basis, it increased 3% over his 1996 base salary. His annual bonus was subject to the same ten month proration and the 80% financial portion was otherwise determined on the same corporate financial goals and performance as Mr. LeBoeuf's.

  Mr. LeBoeuf was granted 75,000 option shares at Fair Market Value on the date of grant consistent with the Committee's philosophy that the estimated value of the options combined with targeted annual compensation will be competitive with total annual and long-term compensation provided by companies that are potential competitors for executive talent. Also, in 1997 Mr. LeBoeuf received Restored Options for 169,640 shares under the Restored Option provisions of the Stock Plan.

  Mr. Dempsey was awarded a basic stock option grant of 25,000 option shares in 1997. Mr. Dempsey received Restored Options for 60,547 shares in 1997 under the Restored Option provisions of the Stock Plan.

Other Named Executives' Compensation

  The accompanying compensation tables also list four Executives other than Mr. LeBoeuf and Mr. Dempsey ("Other Named Executives"). The Other Named Executives' base salaries were increased over 1996 base salaries consistent with the base pay practice discussed above. The increase in base salary over 1996 for Messrs. Archinaco and Pollock reflects their promotions to Executive Vice President and recognizes their performance in that capacity. Messrs. Hernandez and Crane received base salary increases in 1997 reflecting movement to a more competitive level in line with the Company's base salary philosophy. Current levels of base salaries are below the median base salary position of the comparison companies. The Other Named Executives' annual bonus awards were based on Company financial performance measures and non-financial measures directly related to their corporate objectives.

  The number of options granted to Other Named Executives is related to the level of responsibility determined by the Optionee's job grade level on the date of grant. Job grade levels are established by an evaluation methodology developed by an independent consultant. The 1997 option grants are consistent with the philosophy cited above and represent a level of long-term incentives that is competitive with the average provided by the comparison companies to individuals holding positions with similar levels of responsibility. The Other Named Executives also received Restored Options as stated in the Option/SAR Grants in Last Fiscal Year table and related footnotes on pages 18, 19 and 20.

Deductibility of Compensation

  Gains realized from exercising options under the long-term incentive Stock Plan are exempt from the deductibility limitations under Section 162(m) of the Internal Revenue Code. Compensation paid from the annual bonus plan does not qualify for exemption from deductibility limits under Section 162(m). The Committee believes the annual bonus program must be sufficiently flexible to allow the Committee to adjust awards appropriately for the effect of unusual events such as acquisitions, divestitures and other major corporate, accounting or legal changes impacting on sales growth, ROC and cash return on capital. This ability to exercise discretion under the terms of the annual bonus plan in the view of the Committee is in the best interest of the Company and its shareholders and outweighs the need to qualify all plans so that income paid through the plans is exempt from the deductibility limits of
Section 162(m) of the Internal Revenue Code. Nonetheless, all taxable income for 1997 of the CEO, retired CEO and Other Named Executives qualified under
Section 162(m) as deductible by the Company.

Summary

  Through the programs and actions of the Committee described above, a very significant portion of the Company's executive compensation is linked directly to Company performance and returns to shareholders. The Officers-Directors Compensation Committee intends to continue this policy.

                                   The Officers-Directors Compensation
                                   Committee:

                                   Erroll B. Davis, Jr.       Thomas J. Usher
                                   Steven C. Mason            David G. Vice
                                   Harold A. McInnes          David R. Whitman

SUMMARY OF NAMED EXECUTIVES' COMPENSATION

  There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995, of those persons who (i) served as the Chief Executive Officer of the Company at any time during 1997 and (ii) the other four most highly compensated Executive Officers of the Company at December 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                                                        Long-Term Compensation
                                                                      ---------------------------
                                         Annual Compensation                    Awards
                                 ------------------------------------ ---------------------------
                                                              Other    Securities
                                                             Annual    Underlying    All Other
         Name and                                           Compensa- Options/SARs   Compensa-
    Principal Position      Year Salary ($) Bonus ($) (/1/) tion ($)      (#)      tion ($) (/2/)
    ------------------      ---- ---------- --------------- --------- ------------ --------------
R. W. LeBoeuf               1997  600,833        650,000      6,060     244,640        43,679
 Chairman and Chief         1996  450,000        675,000      7,250     127,758        37,359
 Executive Officer          1995  387,367        625,000      7,315     158,094        20,585

J. E. Dempsey               1997  566,833        780,000     17,979      85,547        55,577
 Retired Chairman and Chief 1996  661,633      1,400,000     15,924     146,798        42,785
 Executive Officer          1995  640,667      1,440,000     30,956     108,868        11,722

E. K. Pollock               1997  370,167        300,000      6,093     103,280        20,825
 Executive Vice President   1996  323,000        315,000      2,558      79,540        19,596
                            1995  272,117        235,000      1,835      64,161         9,768

F. A. Archinaco             1997  370,167        300,000      3,617     127,602        26,860
 Executive Vice President   1996  323,000        300,000      2,463      97,952        24,826
                            1995  291,567        325,000      2,286      82,757        14,081

W. H. Hernandez             1997  296,667        220,000        986      36,370        18,364
 Sr. Vice President,        1996  276,667        295,000        850      30,106        17,130
 Finance                    1995  236,858        300,000      3,925      37,000         9,465

R. L. Crane                 1997  282,500        200,000      2,656      48,343        20,073
 Sr. Vice President,        1996  271,883        280,000      3,287      29,968        19,217
 Human Resources and        1995  253,150        284,000      5,426      33,723        13,056
 Administration

---------
(1) Cash and market value of Common Stock awarded.

(2) The following are included in the amounts shown under All Other Compensation for 1997: Company contributions under the Company's Employee Savings Plan for Messrs. LeBoeuf, Dempsey, Pollock, Archinaco, Hernandez and Crane, respectively, were $9,588, $7,990, $9,588, $9,588, $9,588 and
    $9,371 and under the Company's Benefit Account Plan were $300,

   $250, $300, $300, $300 and $300, respectively. The value of premiums paid with respect to term life insurance for the benefit of Messrs. LeBoeuf, Dempsey, Pollock, Archinaco, Hernandez and Crane, respectively, was $657, $2,899, $703, $549, $264 and $582. The amount shown for Mr. LeBoeuf includes $11,473, for Mr. Archinaco $5,481, and for Mr. Crane $2,458, which are the portions of interest earned on certain deferred compensation above 120% of the applicable federal rate. The amounts shown for Messrs. LeBoeuf, Dempsey, Pollock, Archinaco, Hernandez, and Crane include $21,662, $26,020, $10,264, $10,942, $8,212 and $7,362, respectively, in Company contributions under the PPG Industries, Inc. Deferred Compensation Plan in lieu of contributions which could not be made under the Company's Employee Savings Plan because of the Internal Revenue Code and Regulations.

OPTION GRANTS

  Shown on pages 18, 19 and 20 is further information on grants of Options under the Company's Stock Plan during fiscal year 1997 to the Named Executives. All of the Options granted in 1997 were Nonqualified Options, as are all outstanding Options. No Stock Appreciation Rights were granted in 1997 and none are outstanding.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                        Potential Realizable Value at
                                                                     Assumed Annual Rates of Stock Price
                                 Individual Grants                    Appreciation for Option Term (/2/)
               ----------------------------------------------------- ------------------------------------------
                                   Percent
                   Number of       of Total
                  Securities     Options/SARs
                  Underlying      Granted to  Exercise or
                 Options/SARs    Employees in Base Price  Expiration
    Name       Granted (#) (/1/) Fiscal 1997   ($/Share)     Date     0% ($) (/3/)      5% ($)       10% ($)
    ----       ----------------- ------------ ----------- ----------  ------------      ------       -------
R. W. LeBoeuf        75,000          2.36       55.125     2/18/2007               0    2,599,875     6,589,125
                     40,565          1.28       53.625     2/14/2005               0    1,038,667     2,487,649
                     34,134          1.08       53.625     2/15/2004               0      745,316     1,736,567
                      6,402           .21       53.625     2/15/1999      (/5/)         (/5/)         (/5/)
                      5,930           .19       64.063     2/15/1999               0       38,942        79,800
                     21,103           .67       64.063     2/18/2002               0      373,460       825,275
                      8,993           .29       64.063     2/11/2000               0       90,802       190,715
                     12,202           .39       64.063     2/19/2001               0      168,473       362,729
                     40,311          1.27       64.063     2/18/2002               0      713,384     1,576,442
                    -------                                                          ------------ -------------
                    244,640                                                             5,768,919    13,848,302

J. E. Dempsey        25,000           .79       55.125     2/18/2007               0      866,625     2,196,375
                     28,430           .90       57.367     2/13/2006               0      899,326     2,214,782
                     17,736           .56       59.000    10/31/2002               0      289,097       638,851
                     14,381           .46       59.000    10/31/2002               0      234,410       518,004
                    -------                                                          ------------ -------------
                     85,547                                                             2,289,458     5,568,012

E. K. Pollock        30,000           .95       55.125     2/18/2007               0    1,039,950     2,635,650
                      1,470           .05       59.000     2/16/1998      (/6/)         (/6/)         (/6/)
                      5,154           .17       59.000     2/18/2002               0       84,010       185,647
                      3,837           .12       59.000     2/15/1999               0       23,214        47,540
                      4,528           .15       59.000     2/19/2001               0       57,551       123,977
                     16,814           .53       59.000     2/14/2005               0      473,650     1,134,441
                      3,597           .12       59.000     2/18/2002               0       58,631       129,564
                      9,910           .32       57.375     2/18/2002               0      157,123       347,098
                      4,515           .15       57.375     2/11/2000               0       40,838        85,762
                      9,314           .30       57.375     2/18/2002               0      147,673       326,223
                     14,141           .45       57.375     2/13/2006               0      447,351     1,101,796
                    -------                                                          ------------ -------------
                    103,280                                                             2,529,991     6,117,698

                                                                                    Potential Realizable Value at
                                                                                 Assumed Annual Rates of Stock Price
                                          Individual Grants                      Appreciation for Option Term (/2/)
                        ----------------------------------------------------- ------------------------------------------
                                            Percent
                            Number of       of Total
                           Securities     Options/SARs
                           Underlying      Granted to  Exercise or
                          Options/SARs    Employees in Base Price  Expiration
         Name           Granted (#) (/1/) Fiscal 1997   ($/Share)     Date    0% ($) (/3/)    5% ($)         10% ($)
         ----           ----------------- ------------ ----------- ---------- ------------    ------         -------
F. A. Archinaco               30,000          .95        55.125    2/18/2007        0          1,039,950       2,635,650
                              19,295          .61        59.250    2/18/2002        0            315,859         697,900
                               1,687          .06        59.250    2/19/2001        0             21,543          46,393
                               4,597          .15        59.250    2/19/2001        0             58,704         126,418
                              12,344          .39        59.250    2/18/2002        0            202,071         446,482
                               6,597          .21        59.250    2/16/2003        0            132,930         301,549
                               1,484          .05        56.563    2/16/2003        0             28,548          64,757
                              26,004          .82        56.563    2/13/2006        0            810,987       1,997,289
                               4,571          .15        56.563    2/16/2003        0             87,932         199,465
                              21,023          .67        56.563    2/14/2005        0            567,768       1,359,915
                             -------                                                       -------------  --------------
                             127,602                                                           3,266,292       7,875,818

W. H. Hernandez               27,000          .85        55.125    2/18/2007        0            935,955       2,372,085
                               3,839          .12        59.000    2/18/2002        0             62,575         138,281
                               5,531          .18        57.375    2/18/2002        0             87,694         193,723
                             -------                                                       -------------  --------------
                              36,370                                                           1,086,224       2,704,089

R. L. Crane                   23,000          .73        55.125    2/18/2007        0            797,295       2,020,665
                               5,257          .17        53.000    2/16/2003        0             94,784         214,959
                               2,897          .10        59.875    2/16/2003        0             58,997         133,827
                                 534          .02        59.875    2/18/2002        0              8,835          19,520
                              16,655          .53        59.875    2/14/2005        0            476,083       1,140,451
                             -------                                                       -------------  --------------
                              48,343                                                0          1,435,994       3,529,422

All Shareholders (/4/)                                                              0      6,172,104,000  15,642,583,000
Named Executive
 Officers' Gain as % of
 All Shareholders' Gain                                                             0%              .265%           .253%

--------
(1) All Options were granted at Fair Market Value (the closing price for the Company's Common Stock as reported on the New York Stock Exchange-Composite Transactions) on the date of grant. Six of the Options shown were granted on February 19, 1997, at an Exercise Price of $55.125 and became exercisable one year after the date of grant. The other Options shown on the table were granted to the Named Executives under the Restored Option provisions of the Company's Stock Plan that were approved by the shareholders in 1992. Under the Restored Option provisions, an Optionee who surrenders (or certifies ownership of) shares of Common Stock in payment of the Option Price of an Option may be granted a new Nonqualified Option (a "Restored Option") covering the number of shares equal to the number of shares surrendered (or certified as to ownership) and surrendered or withheld to satisfy tax obligations. Restored Options have the same expiration date as the original Option, the exercise of which generated the Restored Option, an Exercise Price equal to the Fair Market Value of the Common Stock on the Date of Grant of the Restored Option and become exercisable six months after the Date of Grant.

(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of PPG's Common Stock price. PPG has chosen not to use an alternative formula for a grant date valuation.

(3) No gain to the Optionees is possible without an increase in stock price. A 0% gain in stock price will result in zero gain for the Optionee.

(4) Based on 178,050,000 issued shares (other than Treasury shares), these amounts are the total increase in shareholder value using the 0%, 5%, and 10% assumed annual appreciation rates and the price and terms of the February 19, 1997, grant.

(5) No future appreciation is shown since this grant was exercised on August 4, 1997.

(6) No future appreciation is shown since this grant was exercised on February 12, 1998.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  Shown below is information with respect to exercises during 1997 of Options granted under the Company's Stock Plan and information with respect to unexercised Options granted in 1997 and prior years under the Company's Stock Plan.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FY-END OPTION/SAR VALUES

                                             Number of Securities
                                            Underlying Unexercised      Value of Unexercised
                                                Options/SARs at       In-the-Money Options/SARs
                                             December 31, 1997 (#)   at December 31, 1997 ($)(1)
                                           ------------------------- ------------------------------
                    Shares
                 Acquired on     Value
     Name        Exercise (#) Realized ($) Exercisable Unexercisable Exercisable     Unexercisable
     ----        ------------ ------------ ----------- ------------- --------------  --------------
R. W. LeBoeuf      194,904     2,883,177     171,605      163,539          1,266,819         150,000
J. E. Dempsey       73,012     1,176,088     270,082       57,117          2,854,063          50,000
E. K. Pollock       88,026     1,397,505      97,552       67,880            312,492          60,000
F. A. Archinaco    107,470     1,256,517      87,327       83,082             47,793          89,832
W. H. Hernandez     12,104       347,011     110,121       32,531          1,864,031          54,000
R. L. Crane         30,748       690,865      69,594       43,086            888,888          46,000

---------
(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 31, 1997 (last trading day of fiscal year), which was $57.125 per share.

RETIREMENT PLANS

  The Company's qualified retirement plan for salaried employees and nonqualified retirement plan provide benefits after retirement. The annual benefits payable upon retirement under those plans to persons in hypothetical five-year average annual covered compensation and credited years-of-service classifications (assuming retirement as of January 1, 1998, and date of birth in 1932) are estimated in the following table.

                              PENSION PLAN TABLE

Base and Incentive                  Credited Years-of-Service
   5-Year Avg.        ----------------------------------------------------------------
      Total
   Compensation          15           20           25           30            35
------------------       --           --           --           --            --
    $ 300,000         $ 66,285     $ 88,380     $110,476     $132,571     $  154,666
      400,000           90,285      120,380      150,476      180,571        210,666
      500,000          114,285      152,380      190,476      228,571        266,666
      600,000          138,285      184,380      230,476      276,571        322,666
      750,000          174,285      232,380      290,476      348,571        406,666
      850,000          198,285      264,380      330,476      396,571        462,666
    1,000,000          234,285      312,380      390,476      468,571        546,666
    1,150,000          270,285      360,380      450,476      540,571        630,666
    1,300,000          306,285      408,380      510,476      612,571        714,666
    1,450,000          342,285      456,380      570,476      684,571        798,666
    1,600,000          378,285      504,380      630,476      756,571        882,666
    1,750,000          414,285      552,380      690,476      828,571        966,666
    1,900,000          450,285      600,380      750,476      900,571      1,050,666

  The compensation covered by the Company's qualified retirement plan for salaried employees, which is compulsory and noncontributory, is the salary of a participant as limited by applicable Internal Revenue Service ("IRS") regulations. The compensation covered by the Company's nonqualified retirement plan, which is available only to those employees who participate in the qualified retirement plan for salaried employees and in the Company's Incentive Compensation Plan or Management Award Plan, is the compensation paid under the latter two plans, which for the Named Executives in the Summary Compensation Table on page 16 is shown in the "Bonus" column under "Annual Compensation." Additional benefits may be paid to certain participants under the Company's nonqualified retirement plan equal to any benefit which cannot be paid under the Company's qualified retirement plan for salaried employees because of the restrictions of any applicable IRS regulations. The benefit payable under the Company's qualified retirement plan for salaried employees is a function of a participant's highest consecutive five-year average annual covered compensation during the ten years immediately prior to retirement and credited years-of-service while a plan participant. The benefit payable under the Company's nonqualified retirement plan is a function of the participant's five-year average annual covered compensation for the highest five years out of the ten years immediately prior to retirement and credited years-of-service. The highest five-year average annual covered compensation under both plans through 1997 for Messrs. LeBoeuf, Dempsey, Pollock, Archinaco, Hernandez and Crane is $873,528, $1,546,117, $510,205, $547,436, $420,851 and $469,510,
respectively. The annual benefits payable under the plans as shown in the table above are estimated on the basis of a straight life annuity notwithstanding the availability of a joint and survivor annuity or lump sum benefit and are not subject to reduction for social security benefits. For purposes of the plans, Mr. LeBoeuf has seventeen years of service, Mr. Dempsey four years, Mr. Pollock thirty-one and one-half years, Mr. Archinaco thirty-two and one-half years, Mr. Hernandez seven years and Mr. Crane thirty-four and one-half years.

CHANGE IN CONTROL ARRANGEMENTS

  The Company has entered into arrangements with certain key executives, including the Named Executives, providing for the continued employment of such executives for a period of up to three years following a change in control of the Company. The arrangements contemplate that during such three-year period, such executives as are employed by the Company at the time of the change in control would continue to be employed in capacities, and compensated on a basis, commensurate with their capacities and compensation before the change in control occurred. The arrangements contemplate, further, that in the event the executive's employment is terminated (a) for any reason by the executive during a thirty-day window period beginning one year after a change in control, (b) at any time during the three years following a change in control by the executive because either he has not been employed in a commensurate capacity or he has not been commensurately compensated or (c) by the Company at any time during the three years following a change in control other than for cause, the executive would be entitled to receive, subject to certain conditions, a payment. This payment would basically be the salary and the awards under the Incentive Compensation Plan that the Executive would have received for (i) the next two years (or until the executive's retirement date, if earlier) if the termination was under situation (a) above or (ii) for three years (or until the executive's retirement date, if earlier) if the termination was under situations (b) or (c) above.

SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's Composite--500 Stock Index ("S&P 500 Index") and the Dow Jones Industrial Diversified Index for the five-year period beginning December 31, 1992, and ending December 31, 1997. The S&P 500 Index and the Dow Jones Industrial Diversified Index data presented in the graph are based on the companies that comprised those indexes at the time the graph was prepared on February 10, 1998. The information presented in the graph assumes that the investment in the Company's Common Stock and each Index was $100 on December 31, 1992, and that all dividends were reinvested.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
PPG INDUSTRIES, INC., DOW JONES INDUSTRIAL DIVERSIFIED INDEX AND S&P 500 INDEX


                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                    AMONG PPG, DJID INDEX AND S&P 500 INDEX


Measurement period                 PPG           DJID         S&P 500
(Fiscal year Covered)                            Index        Index
----------------------            -----          -----        -------
Measurement PT -
12/31/92                          $100           $100         $100

FYE 12/31/93                      $119           $122         $110
FYE 12/31/94                      $120           $112         $112
FYE 12/31/95                      $152           $147         $154
FYE 12/31/96                      $191           $190         $189
FYE 12/31/97                      $198           $249         $252

                             ELECTION OF AUDITORS

  It is proposed that action be taken at the Meeting with respect to the election of Deloitte & Touche LLP, Certified Public Accountants, as Auditors for the Company for the year 1998. Deloitte & Touche LLP have been regularly engaged by the Company for many years for the audit of the financial statements of the Company and other purposes. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to appropriate questions from shareholders.

          THE BOARD RECOMMENDS THAT THE SHAREHOLDERS ELECT DELOITTE &
           TOUCHE LLP AS AUDITORS FOR THE COMPANY FOR THE YEAR 1998.
                              ------------------

                                 MISCELLANEOUS

VOTE REQUIRED

  The Annual Meeting of Shareholders will not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum. Votes withheld and abstentions will be counted, but broker non-votes will not be counted in determining the presence of a quorum.

  In the election of Directors, the number of nominees to be elected who receive the greatest number of votes cast at the Annual Meeting by the holders of the Common Stock present in person or by proxy and entitled to vote, assuming the presence of a quorum, will be elected as Directors for a term of three years or their earlier resignation or retirement. Since no written notice was received by the Company from a shareholder that a nomination would be made by the shareholder at the Meeting pursuant to the nomination procedure provided for in the Company's bylaws, votes may only be cast for, or withheld from, the Company's nominees.

  Approval of the proposal to elect Deloitte & Touche LLP as Auditors for the Company for the year 1998 requires the affirmative vote of a majority of the votes cast on the proposal, assuming the presence of a quorum.

  Pennsylvania law provides that abstentions, votes withheld and broker non-votes are not votes cast. Therefore, with respect to both the election of Directors and the election of Deloitte & Touche

LLP as Auditors for the Company, abstentions, votes withheld and broker non-votes do not count either for or against such election or adoption.

SOLICITATION COSTS

  The costs of the solicitation of proxies will be borne by the Company. Arrangements may be made by the Company with brokerage houses and other custodians, nominees and fiduciaries for them to forward solicitation materials to the beneficial owners of the shares such brokerage houses and other custodians, nominees and fiduciaries hold of record, and the Company may reimburse them for the reasonable expenses they incur in so doing. To assist in the solicitation of proxies, the Company has engaged D. F. King & Co., Inc. for a fee of $12,000, plus out-of-pocket expenses. Directors, Officers or regular employees of the Company may, without additional compensation therefor, also make solicitations.

SHAREHOLDER PROPOSALS

  Shareholders intending to present business for consideration at the 1998 Annual Meeting of Shareholders must give notice to the Secretary of the Company within the same time limits as set forth on page 9 for nomination of Directors and such business must otherwise be a proper matter for shareholder action. If, as expected, the 1999 Annual Meeting of Shareholders is held on April 15, 1999 (the third Thursday of April, 1999), then, to be timely the notice must be received by the Secretary of the Company not later than January 15, 1999, in order to be brought before the Meeting. To be eligible for inclusion in the Proxy Statement and Proxy Card relating to such Annual Meeting, the notice must be received by the Secretary of the Company not later than November 10, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Directors and Executive Officers of the Company are required to file reports of initial ownership and changes of ownership of PPG securities with the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, the required filings of all such Directors and Executive Officers were filed timely, except that the Company was inadvertently nine calendar days late in filing a Form 4 on behalf of Ms. Hooper reporting the purchase in 1997 of 1,500 shares of the Common Stock of the Company.

OTHER MATTERS

  So far as is known, no matters other than those described herein are expected to come before the Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters which may properly come before the Meeting, or any adjournment thereof, in the discretion of the person or persons voting such proxies unless the shareholder has indicated on the Proxy and Voting Instruction Card that the shares represented thereby are not to be voted on such other matters.

                                               Pittsburgh, Pennsylvania
                                               March 9, 1998

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC.
     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 1998.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 9, 1998, hereby appoints R.W. LeBoeuf, J.C. Diggs and H.K. Linge, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc., (the "Company") that the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Shareholders of the Company, or any adjournment thereof, as directed on the reverse side hereof and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director proposed by the Board of Directors (those nominees are Erroll B. Davis, Jr., Allen J. Krowe, Robert Mehrabian and Ned C. Lautenbach) and FOR the election of Deloitte & Touche LLP as Auditors for 1998. Shares to be voted FOR the election of the nominees proposed by the Board of Directors will be voted cumulatively in the discretion of the proxies for any nominees other than nominees with respect to whom authority to vote FOR has been withheld. This card votes all of the shares of the Common Stock of the Company held under the same registration in any one or more of the following manners: as a shareholder of record; in the PPG Industries, Inc. Dividend Reinvestment and Stock Purchase Plan; in the PPG Industries Employee Savings Plan and in the PPG Canada Inc. Employee Savings Plan.

Please complete, sign and date this Card on the reverse side and return it promptly in the enclosed reply envelope.



                           . FOLD AND DETACH HERE .

                       PROXY AND VOTING INSTRUCTION CARD

                                                         Please mark
                                                        your votes as   [X]
                                                         indicated in
                                                         this example

[LOGO OF PPG INDUSTRIES, INC.]
PPG INDUSTRIES, INC.
One PPG Place                     To obtain an Admission card to the Annual
Pittsburgh, PA 15272              Meeting, place an "X" in the box to the
                                  right.

                                  ---------------------------------------- [X]


             PPG'S DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1. ELECTION OF FOUR DIRECTORS.           FOR           WITHHELD
   (See Reverse)                         [_]             [_]

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):


------------------------------------------------------------------------



2. ELECTION OF DELOITTE & TOUCHE LLP        FOR         AGAINST       ABSTAIN
   AS AUDITORS FOR 1998.                    [_]           [_]           [_]




Signature(s)                                                   Date
             -------------------------------------------------      ------------
NOTE: Please sign as name(s) appear hereon. Give full title if signing for a corporation or partnership or as attorney, agent or in another representative capacity.

                           . FOLD AND DETACH HERE .




                        [LOGO OF PPG INDUSTRIES, INC.]
                             PPG INDUSTRIES, INC.
                                 One PPG Place
                             Pittsburgh, PA 15272


         ANNUAL MEETING OF SHAREHOLDERS - 11:00 A.M. - APRIL 16, 1998

The Annual Meeting of Shareholders of PPG Industries, Inc. will be held on Thursday, April 16, 1998, at The Westin William Penn Hotel, William Penn Place, Pittsburgh, Pennsylvania, at 11:00 a.m. Please take special notice of the 11:00 a.m. starting time. This differs from the traditional 2:00 p.m. start.

The top (blue shaded) portion of this form is your PROXY AND VOTING INSTRUCTION CARD. Please COMPLETE, SIGN and DATE the CARD and then DETACH and RETURN the completed CARD promptly in the enclosed reply envelope. You should do so even if you plan to attend the Annual Meeting. If you do attend, you may override your proxy and vote in person if you wish.

If you plan to attend the Annual Meeting, please mark an "X" in the request box provided on the BLUE CARD. An admission card will be mailed to you at the address already printed on the card. If your shares are held in joint names, you will each receive an admission card. If you intend to bring a guest, please print the guest's name on the line next to the admission card request box. If your admission card should be sent to an address other than the address printed on the card, please print that address on the line next to the admission card request box.

    PLEASE COMPLETE, SIGN AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD,
         DETACH AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.